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                                                                    EXHIBIT 99.2


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                                      PROXY
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                            OSTEX INTERNATIONAL, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  JUNE 20, 2003

       The undersigned hereby appoint(s) Thomas A. Bologna and Thomas F. Broderick, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Ostex International, Inc. held of record by the undersigned on April 22, 2003 at the Special Meeting of Shareholders of Ostex International, Inc. to be held at the Renaissance Madison Hotel, 515 Madison Street, Seattle, WA at 9:00 a.m. local time on June 20, 2003, or any adjournment(s) or postponement(s) thereof, with authority to vote upon the matter listed on the second page of this Proxy and with discretionary authority as to any other matters that may properly come before the meeting.



               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

          SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
                    THE SHAREHOLDER(S) IN THE SPACE PROVIDED.
        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL
                      OF THE AGREEMENT AND PLAN OF MERGER.


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                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.


       YOUR VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER CONSTITUTES YOUR APPROVAL OF THE MERGER OF OSTEX INTERNATIONAL, INC. WITH A WHOLLY-OWNED SUBSIDIARY OF INVERNESS MEDICAL INNOVATIONS, INC.

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1.  PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF          FOR   AGAINST ABSTAIN
MERGER DATED AS OF SEPTEMBER 6, 2002, AS AMENDED           [_]     [_]     [_]
BY AMENDMENT DATED AS OF FEBRUARY 18, 2003, AMONG
INVERNESS MEDICAL INNOVATIONS, INC., GERAS ACQUISITION
CORP., A WHOLLY OWNED SUBSIDIARY OF INVERNESS, AND
OSTEX INTERNATIONAL, INC.

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2. IN THE DISCRETION OF THE PROXIES, TO ACT AND VOTE
UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S)
THEREOF.

       THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMBINED NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT/PROSPECTUS DATED , 2003 THAT ACCOMPANIES THIS PROXY.



SIGNATURE(S): __________________________________  DATE: ______________


PRINT NAME: ___________________________________





SIGNATURE(S): __________________________________  DATE: ______________


PRINT NAME: ___________________________________


       PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. ATTORNEYS, TRUSTEES, EXECUTORS AND OTHER FIDUCIARIES, AND PERSONS SIGNING ON BEHALF OF CORPORATIONS AND PARTNERSHIPS SHOULD SIGN THEIR NAMES AND GIVE THEIR TITLES. IF SHARES ARE HELD BY TWO OR MORE PERSONS, EACH PERSON MUST SIGN.


             [NOTE: SHAREHOLDERS' NAMES NEED TO APPEAR ON THE CARD]